Exhibit 99.1

Zoned Properties Adds Green Dot Labs to its Tenant Roster as Leading Cannabis Brand Expands Into Arizona

The Company has Approved a Lease Amendment and Assignment at its Tempe Property

The Company has Secured a Tenant Capital Commitment of $3 Million to be Invested in Property Improvements

SCOTTSDALE, Ariz., December 2, 2022 /AccessWire/ -- Zoned Properties®, Inc. (“Zoned Properties” or the “Company”) (OTCQB: ZDPY), a leading real estate development firm for emerging and highly regulated industries, including legalized cannabis, today announced that the Company has approved a Lease Amendment and Assignment at its Tempe Property granting operational control to Green Dot Labs as the property’s new tenant.

“We are extremely excited to welcome Green Dot Labs into the Arizona marketplace as the new primary tenant at our property in Tempe, Arizona,” commented Bryan McLaren, Chief Executive Officer of Zoned Properties. “We have known the team at Green Dot Labs for many years and have watched them thrive in the emerging cannabis marketplace, consistently providing consumers with best-in-class products, services, and brands. Zoned Properties is proud to include a company of Green Dot Lab’s caliber in our tenant roster.”

“After spending ten years growing market-leading positions in Colorado’s highest value cannabis categories—including Concentrates, Vape, and Flower—Green Dot Labs is excited to expand its reach to our first new market,” said Green Dot Labs CEO and Co-Founder Alana Malone. “We are pleased to be aligned with Zoned Properties as we join the Arizona cannabis community.”

Management Discussion and Project Highlights

●	Founded in 2014 by husband-and-wife team Dave and Alana Malone, Green Dot Labs is Colorado’s premier cannabis cultivation and extraction brand, the first and longest-running regulated business anywhere to focus exclusively on cannabis extracts and the best-selling premium cannabis brand in the state.

●	Green Dot Labs will locate its flagship Arizona operations at the Company’s Tempe Property.

●	The Company has approved the Lease Amendment and Assignment in exchange for a one-time payment of $300,000 to Zoned Properties as consideration of the approval.

●	As additional consideration for the Company’s approval, Green Dot Labs as the new tenant has contractually committed to investing at least $3 Million towards property improvements.

●	Hana Meds to continue certain operations at the Tempe Property in coordination and collaboration with Green Dot Labs.

About Zoned Properties, Inc. (OTCQB: ZDPY):

Zoned Properties is a leading real estate development firm for emerging and highly regulated industries, including regulated cannabis. The Company is redefining the approach to commercial real estate investment through its integrated growth services.

Headquartered in Scottsdale, Arizona, Zoned Properties has developed a full spectrum of integrated growth services to support its real estate development model; the Company’s Property Technology, Advisory Services, Commercial Brokerage, and Investment Portfolio collectively cross-pollinate within the model to drive project value associated with complex real estate projects. With national experience and a team of experts devoted to the emerging cannabis industry, Zoned Properties is addressing the specific needs of a modern market in highly regulated industries.

Zoned Properties is an accredited member of the Better Business Bureau, the U.S. Green Building Council, and the Forbes Business Council. Zoned Properties does not grow, harvest, sell or distribute cannabis or any substances regulated under United States law such as the Controlled Substance Act of 1970, as amended (the “CSA”). Zoned Properties corporate headquarters are located at 8360 E. Raintree Dr., Suite 230, Scottsdale, Arizona. For more information, call 877-360-8839 or visit www.ZonedProperties.com.

Twitter: @ZonedProperties

LinkedIn: @ZonedProperties

About Green Dot Labs:

Founded in 2014, leading premium cannabis brand Green Dot Labs is the longest-running concentrates brand in Colorado and a longstanding innovator in cannabis genetic development and resin preservation techniques across cultivation and processing. Helmed by husband-and-wife team Dave and Alana Malone, Green Dot Labs is driven by a profound respect for the cannabis’ endless possibilities and is dedicated to producing the purest reflections of the plant’s myriad flavors, effects and wellness benefits. Commanding an obsessive following among the most discerning cannabis consumers, Green Dot Labs’ branded products will soon be available in Arizona. For more information, visit www.greendotlabs.com.

Safe Harbor Statement

This press release contains forward-looking statements. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as “believe,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in the Company’s filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond the Company’s control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Media Relations

Proven Media

Neko Catanzaro

Tel (401) 484-4980

neko@provenmediaservices.com

Green Dot Labs

Shawna Seldon McGregor

Tel (917) 971-7852

shawna@themaverickpr.com

Investor Relations

Zoned Properties, Inc.

Bryan McLaren

Tel (877) 360-8839

Investors@zonedproperties.com

www.zonedproperties.com